Exhibit 4.6

March 16, 2020

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Central Federal Corporation —Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Ladies and Gentlemen:

Central Federal Corporation, a Delaware  corporation, is today filing with the Securities and Exchange Commission (the "SEC") its Annual Report on Form 10-K of Central Federal Corporation for the fiscal year ended December 31, 2019.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Central Federal Corporation hereby agrees to furnish to the SEC, upon request, copies of instruments defining the rights of holders of long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to Central Federal Corporation’s 2019 Annual Report on Form 10-K.  None of such long-term debt exceeds 10% of the total assets of Central Federal Corporation and its subsidiaries on a consolidated basis.

Very truly yours,

CENTRAL FEDERAL CORPORATION

/s/Timothy T. O’Dell

Timothy T. O’Dell

President and Chief Executive Officer